Exhibit (23) (a)
INDEPENDENT AUDITOR'S CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP
Chicago, Illinois
August 23, 2000





Exhibit (23)(b)
CONSENT OF ATTORNEYS

FREEDMAN, LEVY, KROLL & SIMONDS

                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company of New York, filed on August 25, 2000.

                       /s/ Freedman, Levy, Kroll & Simonds

                         FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
August 25, 2000